UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 4, 2008
Date of Report (date of earliest event reported)
OMNITURE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
550 East Timpanogos Circle
Orem, UT 84097
(Address of principal executive offices, including zip code)
(801) 722-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 4, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Omniture, Inc. (the “Company”) approved incentive bonus payouts to the following executive officers of the Company in the amounts set forth below:

		Other
	Incentive	Incentive
	Bonus Payout	Bonus Payout
	Amounts	Amounts
Name and Principal Position	($)(1)	($)(2)
Joshua G. James	167,399.35	—
President and Chief Executive Officer

Michael S. Herring	62,774.76	—
Chief Financial Officer and Executive Vice President

Brett M. Error	13,218.75	70,500.00
Chief Technology Officer and Executive Vice President, Products

Christopher C. Harrington	40,833.33	246,961.84
President, Worldwide Sales and Client Services

John F. Mellor	10,575.00	38,655.72
Executive Vice President, Business Development and Corporate Strategy

(1)	Represents amounts to be paid based on achievement by the Company of certain sales, revenue and profitability targets established by the Compensation Committee for the quarterly period and fiscal year ended December 31, 2007.

(2)	Represents amounts to be paid based on achievement of certain subjective performance targets for the fiscal year ended December 31, 2007. With respect to Messrs. Harrington and Mellor, the amounts shown in this column include $246,961.84 in sales commissions based on the achievement of certain Company-wide sales and revenue objectives that were earned by Mr. Harrington in 2007 and $23,655.72 in sales commissions based on achievement of certain sales and revenue objectives that were earned by Mr. Mellor in 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
	By:	/s/ Michael S. Herring
Michael S. Herring
Dated: February 8, 2008		Chief Financial Officer and Executive Vice President